                                                                Exhibit 10.4


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated as of December 23, 1998 by and between American Real Estate Investment Corporation, a Maryland corporation (the "REIT"), and AEW Targeted Securities Fund, L.P. (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in
Section 7; references to an "Exhibit" are, unless otherwise specified, to an Exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a section of this Agreement.

         In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT and the Purchaser respectively agree, as follows:

         1.   AGREEMENT TO SELL AND PURCHASE THE SHARES.

              1.1. At the Closing provided for in Section 2, subject to the terms and conditions of this Agreement, the REIT will issue and sell to the Purchaser and the Purchaser will purchase from the REIT, 800,000 shares (the "Shares") of the REIT's Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the form of Articles Supplementary attached as EXHIBIT A hereto.

              1.2. The cash purchase price (the "Purchase Price") for the Shares is set forth on the signature page hereto.

         2. CLOSING OF SALE OF SHARES. The purchase and delivery of the Shares to be purchased by the Purchaser shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at a closing (the "Closing") on December __, 1998 or at such other place or on such other date as the Purchaser and the REIT may mutually agree (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the REIT will deliver or cause to be delivered to the Purchaser the Shares to be purchased by it against payment of the Purchase Price. Payment of the Purchase Price by the Purchaser shall be by wire transfer of immediately available funds to such account(s) designated by the REIT to the Purchaser in writing at least one business day prior to the Closing. If at the Closing (i) the REIT fails to tender to the Purchaser any of the Shares to be purchased as provided in this
Section 2 or (ii) the Purchaser fails to tender the cash Purchase Price for the Shares to the REIT, the Purchaser or the REIT, as the case may be, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights each may have by reason of such failure or such non-fulfillment.

         3.   CONDITIONS TO CLOSING.

              3.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER ON THE CLOSING DATE. The Purchaser's obligation to purchase and pay for the Shares to be sold to it at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Purchaser:

                        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the REIT contained in Section 4 hereof (other than those that relate to a particular date or period earlier than the Closing Date) shall be correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Shares and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that any representation or warranty that relates to a particular date or period earlier than the Closing Date shall have been true in all material respects as of such date or period.

                        (b) PERFORMANCE. The REIT shall have performed and complied with, in all material respects, all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                        (c) CLOSING CERTIFICATES. The REIT shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Section 3.1(a) and (b) have been fulfilled.

                        (d) OPINIONS OF COUNSEL. The Purchaser shall have received from REIT Counsel their opinions substantially in the forms set forth in EXHIBIT B, addressed to the Purchaser, dated the Closing Date.

                        (e) INTENTIONALLY OMITTED.

                        (f) LEGAL INVESTMENT. On the Closing Date, the Purchaser's purchase of the Shares shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act) and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

                        (g) PROCEEDINGS AND DOCUMENTS. All corporate, partnership and other proceedings contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory to the Purchaser in form and substance, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

                        (h) REGISTRATION RIGHTS AGREEMENT. Simultaneously with or prior to the issuance and sale to the Purchaser of the Shares to be purchased by the Purchaser at the Closing, the REIT and the Purchaser shall have duly entered into the Registration Rights Agreement substantially in the form of EXHIBIT D, the Purchaser shall have received a fully-executed counterpart of the Registration Rights Agreement and such agreement shall be in full force and effect.

                        (i) MANAGEMENT RIGHTS LETTER. Simultaneously with or prior to the issuance and sale to the Purchaser of the Shares to be purchased by the Purchaser at the Closing, the REIT and the Purchaser shall have duly entered into the Management Rights Letter substantially in the form of EXHIBIT E, the Purchaser shall have received a fully-executed counterpart of the Management Rights Letter and such agreement shall be in full force and effect.

                        (j) RELATED MATTERS. As of the Closing, none of the REIT's Charter Documents shall have been modified or amended since the date such documents were delivered to the Purchaser by the REIT except for any such amendment to the REIT's Articles of Incorporation as is contemplated or necessitated by this transaction, substantially in the form of EXHIBIT A. The REIT shall have executed and delivered to the Purchaser the Ownership Limit Waiver Letter substantially in the form of EXHIBIT H.

                        (k) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchaser's reasonable judgment, could have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

                        (l) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The REIT shall have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which the REIT is a party or to which it or any of its assets is subject, which may be required in connection with this Agreement and the other Transaction Documents.

                        (m) AMERICAN STOCK EXCHANGE LISTING. As of the Closing, the listing of shares of the Common Stock on the American Stock Exchange shall not have been terminated, nor shall the REIT have been notified that such listing may be terminated or that any termination is contemplated.

                        (n) ADDITIONAL CERTIFICATES. The Purchaser shall have received a certificate, dated the Closing Date, from the Secretary (or Assistant Secretary) of the REIT, substantially in the form of EXHIBIT F.

              3.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REIT ON THE CLOSING DATE. The REIT's obligation to issue the Shares at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the REIT:

                        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 5 hereof (other than those that relate to a particular date or period earlier than the Closing Date) shall be correct in all material respects on the Closing Date and any representations or warranty that relates to a particular date or period earlier than the Closing Date shall have been true in all material respects as of such earlier date or period.

                        (b) PERFORMANCE. The Purchaser shall have performed and complied with, in all material respects, all agreements and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing.

                        (c) CLOSING CERTIFICATE. The Purchaser shall have delivered to the REIT a General Partner's Certificate, dated the Closing Date, certifying that the conditions specified in Section 3.2(a) and (b) have been fulfilled.

                        (d) RELATED MATTERS. At the Closing, the REIT shall have received payment in full for the Shares issued pursuant to this Agreement.

                        (e) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the REIT's reasonable judgment, could have a Material Adverse Effect on the REIT and its Subsidiaries on a consolidated basis. There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the REIT, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the Other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

                        (f) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The Purchaser shall have duly applied for and obtained all Approvals from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which the Purchaser is a party or to which it or any of its assets is subject, which are be required in connection with this Agreement and the other Transaction Documents.

                        (g) PROCEEDING AND DOCUMENTS. All corporate, partnership and other proceedings contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the REIT and the REIT shall have received all such counterpart originals or certified or other copies of such documents as the REIT may reasonably request.

                        (h) ADDITIONAL CERTIFICATES. The REIT shall have received a certificate, dated the Closing Date, from the Secretary (or Assistant Secretary) of the General Partner of the Purchaser, substantially in the form of EXHIBIT G.

                        (i) LEGAL INVESTMENT. On the Closing Date, the Purchaser's purchase of the Shares shall be permitted by the laws and regulation of the jurisdiction to which Purchaser is subject (including, without limitation, Section 5 of the Securities Act) and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

                        (j) AMERICAN STOCK EXCHANGE LISTING. As of the Closing, the listing of shares of Common Stock on the American Stock Exchange shall not have been terminated, nor shall the REIT have been notified that such listing may be terminated or that any termination is contemplated.

         4. REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE REIT. In order to induce the Purchaser to purchase the Shares, the REIT hereby represents and warrants that, with such exceptions as are specifically set forth in a letter delivered by the REIT to the Purchaser prior to the execution of this Agreement (the "Disclosure Letter," which Disclosure Letter shall be deemed to be part of this Agreement):

              4.1. ORGANIZATION AND QUALIFICATION; AUTHORITY. Each of the REIT and the Subsidiaries, whether wholly or indirectly owned, (i) is a corporation duly incorporated, or a partnership, limited partnership or limited liability company duly formed, and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation; (ii) has full corporate, partnership or limited liability company power and authority to own and lease its respective properties and carry on its respective business as presently conducted; and (iii) is duly qualified, registered or licensed as a foreign corporation, partnership, limited partnership or limited liability company to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations (a "Material Adverse Effect") of the REIT and the Subsidiaries on a consolidated basis. The REIT has heretofore made available to Purchaser's Counsel complete and correct copies of the Articles of Incorporation, the Articles Supplementary, and the by-laws or equivalent document of the REIT, each as amended and restated to date and as presently in effect (collectively, the "Charter Documents").

              4.2. LICENSES. Each of the REIT and the Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "License" and collectively, "Licenses") required for the conduct of its business as presently conducted, and operates in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. Each of the REIT and each of the Subsidiaries are in compliance with all applicable laws, regulations, orders and decrees, except in each case where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis, or a Material Adverse Effect on the ability of the REIT to perform on a timely basis any obligation that the REIT has or will have under any Transaction Document to which it is a party.

              4.3. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the REIT of the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith and the issuance and sale to (and the purchase hereunder by) the Purchaser of the Shares pursuant to this Agreement (a) are within the REIT's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the REIT; (c) do not require any License or Approval (except such as have been obtained), except where the failure to obtain any such License or Approval would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis; (d) do not contravene or constitute a default under or violation of or do not or will not result in the creation or imposition of any Lien on any asset of the REIT or any of its Subsidiaries (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Charter Documents or similar documents of any Subsidiary, (iii) any agreement (or require the consent of any Person under any agreement that has not been made or obtained) to which the REIT or any of the Subsidiaries are a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the REIT, any of the Subsidiaries or any of their respective properties, except where such contravention, default or violation or creation or imposition of Liens in this
Section 4.3(d) would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. The REIT does not have any shareholder rights plan or other "poison pill." The REIT has opted out of Subtitle 7 of Title 3 of the Maryland General Corporation Law and its Board of Directors has duly adopted a resolution exempting the Purchaser and certain other persons from the applicability of Subtitle 6 thereof in the form attached to the Disclosure Letter.

              4.4. VALIDITY AND BINDING EFFECT. Each of the Transaction Documents, when executed and delivered in accordance with this Agreement, will be duly executed and delivered by the REIT and will be a valid and binding agreement of the REIT, enforceable against the REIT in accordance with its terms.

              4.5.      CAPITALIZATION.

                        (a) As of December 18, 1998, the REIT had authorized 65,000,000 shares of capital stock, all of which were designated as Common Stock, and 7,354,523 shares of Common Stock were issued and outstanding. As of the Closing, the Shares will be duly authorized and validly issued and, upon payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights or of any encumbrances, equities or claims of any nature whatsoever except as created in favor of the Purchaser.

                        (b) Except as disclosed in the SEC Filings, as of the Closing Date, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the REIT or the

Subsidiaries to issue any securities. As of the Closing Date, there are no voting trusts or other agreements or understandings in favor of any person other than the REIT or the Subsidiaries to which the REIT or the Subsidiaries are a party with respect to the voting of the Capital Stock or partnership interests of the REIT or the Subsidiaries, as the case may be.

              4.6. LITIGATION; DEFAULTS. There is no action, suit, proceeding or investigation pending or, to the knowledge of the REIT, threatened against or affecting the REIT or any of the Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any governmental body, agency or official which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis, or (ii) impair the ability of the REIT, to perform fully any material obligation which the REIT, has or will have under any Transaction Document. Neither the REIT nor any Subsidiary is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents or similar documents of any Subsidiary or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the REIT or any Subsidiary or to which the REIT or any Subsidiary is bound, or to any properties of the REIT and any Subsidiary, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to (a) affect the validity of any Transaction Document,
(b) have a Material Adverse Effect on the REIT and any Subsidiary on a consolidated basis, or (c) impair the ability of the REIT to perform fully any material obligation which the REIT has or will have under any Transaction Document.

              4.7. PUBLIC REPORTS; NO MATERIAL ADVERSE CHANGE. As of their respective dates, each SEC Filing filed since December 31, 1997 complied as to form in all material respects with the requirements of the Securities Act and the 1934 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading. The Company has made all of the SEC Filings required to be made by it since December 31, 1997. Except as disclosed in the SEC Filings or any press releases issued by the REIT and attached to the Disclosure Letter, there has been since December 31, 1997 no adverse change in the condition (financial or other), assets, business, or results of operations of the REIT or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the REIT or any Subsidiary but also generally affect other Persons who participate or are engaged on the lines of business in which the REIT or any Subsidiary participate or are engaged. Except as for matters reflected or reserved against in the balance sheet included in the REIT's most recent 10-Q as filed with the Commission, and except as disclosed in the SEC Filings or any press release issued by the REIT and attached to the Disclosure Letter (in each case as filed with the Commission or as issued since the date of filing of the REIT's most recent 10-Q), since the date of such balance sheet there has been no obligation or liability (contingent or otherwise) incurred by the REIT or any of the Subsidiaries, except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which could not have been, and could not be, reasonably expected to have a Material Adverse Effect on the REIT and its Subsidiaries on a consolidated basis.

              4.8. PRIVATE OFFERING. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the REIT or any of the REIT's representatives, or, to the knowledge of the REIT, any other Person acting on behalf of the REIT in connection with the offering of the Shares. The REIT further represents to the Purchaser that, assuming the accuracy of the representations of the Purchaser as set forth in
Section 5 hereof, neither the REIT nor any Person acting on the REIT's behalf has knowingly taken or will take any action which would subject the issue and sale of the Shares to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement.

              4.9. BROKER'S OR FINDER'S COMMISSIONS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the REIT directly with the Purchaser without the intervention of any person on behalf of the REIT in such manner as to give rise to any valid claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.

              4.10. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY; U.S. ENTITY. The REIT (i) is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), (ii) is not an "investment company" for purposes of Section 12(d)(1) of the 1940 Act, (iii) is not and will not become a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (iv) is not and will not be headquartered or organized in any jurisdiction outside the United States of America or (v) does not directly or indirectly conduct activities or own assets in any foreign jurisdiction.

              4.11. ERISA REQUIREMENTS. At or promptly following the Closing and annually thereafter within 30 days of the end of the REIT's fiscal year, but only if requested by the Purchaser with respect to such fiscal year, the Purchaser shall receive from the REIT a certificate substantially in the form of EXHIBIT C certifying certain information which the Purchaser reasonably determines to be necessary to conclude whether the REIT is a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) (the "Plan Assets Regulation") and otherwise satisfactory in substance and form to the Purchaser to enable the Purchaser to make such a conclusion.

              4.12.     TAX MATTERS.

                        (a) The REIT has been, for each year ending on or after December 31, 1993, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and the Treasury Regulations promulgated thereunder.

                        (b) To the best knowledge of the REIT, the REIT is not currently a "pension-held REIT" within the meaning of Code Section 856(h)(3)(D) and the Treasury Regulations promulgated thereunder.

                        (c) American Real Estate Investment, L.P., a Delaware limited partnership (the "Operating Partnership"), and each of the REIT's Subsidiaries that is eligible to be classified as a partnership for federal income tax purposes is so classified and taxed.

                        (d) The REIT will use reasonable efforts not to take any action or not to permit any action to be taken (to the extent the action is within the control of the REIT) that would cause any of the representations set forth in this Section 4.12 to be incorrect or incomplete if made as of any date following the Closing. In the event of the taking or proposed taking of any action that would cause the representation set forth in Section 4.12(b) to be incorrect if made as of any date following the Closing, the REIT shall use reasonable efforts to notify the Purchaser prior to the taking of such action.

              4.13.     BOARD OF DIRECTORS MATTERS; CERTAIN APPROVAL RIGHTS.

                        (a) On or before December 31, 2000, the REIT will nominate, or will cause to be nominated, for election to the Board of Directors of the REIT, one individual who shall (i) be independent of the REIT and its investors and affiliates, (ii) have served in the management or been a director of a publicly held real estate investment trust or other public real estate operating company, and (iii) be reasonably acceptable to the Purchaser; and the REIT will use reasonable efforts to obtain stockholder approval of such individual's election to the Board of Directors of the REIT.

                        (b) None of the REIT or any Subsidiary shall enter into any capital-raising transaction or financing, including any merger or acquisition, without the consent of holders of a majority in interest of the Shares; provided, however, that such consent shall not be required if, in each case, (i) such capital raising transaction or financing represents a replacement, renewal, refinancing or extension of outstanding indebtedness or any portion thereof of the REIT or of any Subsidiary; PROVIDED that any such replacement, renewal, refinancing or extension shall not exceed the sum of the principal amount of such indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal refinancing or extension and such reasonable fees and expenses incurred in connection therewith; or (ii) the Fixed Charge Ratio for the REIT's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such capital-raising transaction or financing is entered into would have been more than 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such capital-raising transaction or financing had been entered into at the beginning of such four-quarter period.

              4.14. NO OTHER REPRESENTATIONS. The REIT shall not be deemed to have made to the Purchaser any representation or warranty other than as expressly made by the REIT in this Agreement and in the other Transaction Documents. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the REIT in this Section 4, the REIT makes no representation or warranty to the Purchaser with respect to any projections, estimates or budgets heretofore delivered to or made available to the undersigned of future revenues, expenses or expenditures or future results of operations.

         50   REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE PURCHASER.
In order to induce the REIT to sell the Shares, the Purchaser hereby represents and warrants that:

              5.1.      PURCHASE FOR INVESTMENT; SOURCE OF FUNDS.

                        (a) The Purchaser is an accredited investor as defined in Regulation D under the Securities Act and that it is purchasing the Shares for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention or plan of distributing or selling any of the Shares except in compliance with the Securities Act provided that the disposition of the Purchaser's Property shall at all times be within its control.

                        (b) The Purchaser has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under the Transaction Documents and all other documents or instruments contemplated hereby. The Transaction Documents are legal, valid and binding obligations of the Purchaser and are enforceable in accordance with their terms.

              5.2. ERISA MATTERS. None of the funds proposed to be used by the Purchaser to purchase the Shares constitutes assets of an employee benefit plan within the meaning of ERISA.

              5.3. NO ADVERTISEMENT OR SOLICITATION. The Purchaser acknowledges that the offer and sale of the Shares to it has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              5.4. RESTRICTIONS ON TRANSFER. The Purchaser understands and acknowledges that, except as provided for by the Registration Rights Agreement, none of the Shares or the Common Stock issuable on conversion of the Shares have been registered under the Securities Act or registered or qualified under the securities laws of any state by reason of a specific exemption from the registration provisions thereof which exemption depends upon, among other things, the bona fide nature of the investment intent of the Purchaser as expressed herein and the accuracy and completeness of the other representations of the Purchaser set forth herein. The Purchaser understands and acknowledges that the Shares may not be sold, assigned or transferred absent effective registration thereof under the Securities Act and applicable state securities laws, or (ii) absent compliance with Section 6.2 and that it must bear the economic risks of this investment resulting from such limitations. The Purchaser understands and acknowledges that it must comply with the provisions of Section
6.2.9 of the Articles of Incorporation and Section 7.1 of the REIT's bylaws, as amended on December 12, 1997. The REIT acknowledges, however, that the Shares will be subject to a pledge to the Purchaser's lender and agrees to cooperate reasonably with the Purchaser and the lender in effecting such pledge and any transfer thereunder.

              5.5.      DISCLOSURE OF INFORMATION. The Purchaser:

                        (i) has been furnished with and has carefully read and
              reviewed the SEC Filings, and has been afforded access to all information necessary to evaluate the merits and risks of the acquisition of the Securities, and has relied solely (except as indicated in subsections (ii) and (iii) below) on such materials or documents and on the representations, warranties, covenants and other agreements of the REIT contained in the Transaction Documents;

                        (ii) has been provided an opportunity to obtain any
              additional information requested concerning the Shares, the Common Stock, the REIT and the Subsidiaries;

                        (iii) has been given the opportunity to ask questions
              of, and receive answers from, the REIT and the Subsidiaries, or a person or persons acting on the behalf of the REIT and the Subsidiaries, concerning the terms and conditions of the Transaction Documents and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the materials or documents that were provided in order for it to evaluate the merits and risks of an investment in the REIT to the extent the REIT or the Subsidiaries, as the case may be, possess such information or can acquire it without unreasonable effort or expense, and has not been furnished any other offering literature or prospectus on which it is entitled to rely except as mentioned herein; and

                        (iv) has determined that the Shares and the Common Stock
              are a suitable investment for it and that at this time it can bear the economic risk of the investment.

              5.6. INVESTMENT EXPERIENCE. The Purchaser represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the Common Stock and protecting its own interests in connection with the investment and has obtained sufficient information from the REIT and the Subsidiaries to evaluate the merits and risks of an investment in the Shares and the Common Stock. The undersigned has not utilized any person as its purchaser representative or professional advisor in connection with evaluating such risks and merits. The Purchaser has not been organized solely for the purpose of acquiring the Shares and the Common Stock.

              5.7. INVESTOR AWARENESS. The Purchaser acknowledges, agrees and is aware that:

                        (i) no federal or state agency has passed upon the
              Shares or the Common Stock or made any finding or determination as to the fairness of this investment nor any recommendation or endorsement of the investment;

                        (ii) there are substantial risks of loss of investment
              incidental to the purchase of the Shares and the Common Stock; and

                        (iii) neither the REIT, the Subsidiaries nor any of
              their affiliates or representatives has provided the Purchaser with any investment, tax, legal, regulatory or accounting advice with respect to the investment in or ownership of the Shares and the Common Stock; provided, however that the REIT confirms the representations, warranties, covenants and other agreements of the REIT contained in the Transaction Documents.

              5.8. BROKER'S OR FINDER'S COMMISSIONS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the REIT without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against the REIT for a finder's fee, brokerage commission or similar payment.

         60   RESTRICTIONS ON TRANSFER.

              6.1. RESTRICTIVE LEGENDS. In addition to the legend required by Section 6.2.9 of the Articles of Incorporation and the statements required by
Section 7.1 of the REIT's by-laws, as amended on December 12, 1997, to the extent applicable, any certificate or other document issued in respect of any Shares shall be endorsed with the legend set forth below, as appropriate:

                        (i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
              REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE REIT AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES OR, (3) EXCEPT IN A TRANSACTION IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT"

and

                        (ii) any legend required by any applicable state
              securities law.

         The REIT shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser or any transferee upon its or their request.

         Whenever the legend requirements imposed by this Section 6.1 shall terminate, as provided in Section 6.2, the respective holders of Shares for which such legend requirements have terminated shall be entitled to receive from the REIT, at the REIT's expense, certificates representing the Shares without such legend.

              6.2. NOTICE OF TRANSFER; OPINIONS OF COUNSEL. Each holder of the Shares bearing the restrictive legend set forth in Section 6.1 above (a "Restricted Security"), agrees with respect to any transfer of such Restricted Security to give to the REIT (a) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act or any state law and (b) upon reasonable request by the REIT to such transferring holder, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the REIT to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act or any state law. If for any reason the REIT (after having been furnished with the opinion required to be furnished pursuant to this Section 6.2), shall fail to notify such holder within ten business days after such holder shall have delivered such notice of opinion to the REIT that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer Notice"), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the REIT an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) which is in form and substance reasonably satisfactory to the REIT that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law, and the REIT does not provide the holders with an Illegal Transfer Notice as set forth above, the REIT will within a reasonable period after such contemplated transfer, at the expense of such holder, deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1(i) above. The restrictions imposed by this
Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the REIT at the expense of such holder, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.2. As used in this Section 6.2, the term "transfer" encompasses any sale, transfer or other disposition of any securities referred to herein.

         70   DEFINITIONS. As used herein the following terms have the following respective meanings:

              "1934 ACT," means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

              "AFFILIATE," except as otherwise defined in this Agreement, means with respect to any Person any other Person directly or indirectly controlling or controlled by or under common control with such first Person or any of its Subsidiaries; PROVIDED, HOWEVER, that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

              "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

              "APPROVALS" has the meaning ascribed thereto in Section 3.1(l) hereof.

              "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the REIT, as amended to date and presently in effect.

              "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrant or options exchangeable for or convertible into such capital stock.

              "CHARTER DOCUMENTS" has the meaning ascribed thereto in Section
4.1 hereof.

              "CLOSING" has the meaning ascribed thereto in Section 2 hereof.

              "CLOSING DATE" has the meaning ascribed thereto in Section 2 hereof.

              "COMMISSION" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              "COMMON STOCK" means the common stock, par value $.001 per share, of the REIT.

              "DISCLOSURE LETTER" has the meaning ascribed thereto in Section 4 hereof.

              "EBITDA" means earnings before interest, taxes, depreciation, and amortization, determined in accordance with Generally Accepted Accounting Principles ("GAAP").

              "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

              "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITDA to the Fixed Charges of the Company for a given period. In the event that the REIT incurs, issues, assumes or retires any indebtedness or preferred stock prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such transaction, as if the such transaction had occurred at the beginning of the given period for which the Fixed Charge Coverage Ratio is calculated.

              "FIXED CHARGES" means the sum of (i) the consolidated interest expense of the REIT and the Subsidiaries for a given period, determined in accordance with GAAP, and (ii) all accrued dividend payments on any series of preferred equity of the REIT and the Subsidiaries. Fixed Charges shall not include intercompany interest or dividends.

              "GENERAL PARTNER'S CERTIFICATE" means a certificate executed on behalf of the Purchaser by its general partner.

              "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

              "ILLEGAL TRANSFER NOTICE" has the meaning ascribed thereto in
Section 6.2 hereof.

              "INDEMNIFIED PARTY" means either a REIT Indemnified Party or a Purchaser Indemnified Party, as the context requires.

              "INDEMNIFYING PARTY" has the meaning ascribed thereto in Section 8.1(c) hereof.

              "LICENSE" or "LICENSES" has the meaning ascribed thereto in
Section 4.2 hereof.

              "LIEN" means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

              "LOSSES" has the meaning ascribed thereto in Section 8.1(a) hereof.

              "MANAGEMENT RIGHTS LETTER" mean the Management Rights Letter by and between the Purchaser and the REIT.

              "MATERIAL ADVERSE EFFECT" has the meaning ascribed thereto in
Section 4.1(a) hereof.

              "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the REIT by the Chief Financial Officer of the REIT.

              "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

              "PLAN ASSETS REGULATION" has the meaning set forth in Section 4.11 hereof.

              "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              "PURCHASER" has the meaning ascribed thereto in the introduction hereof.

              "PURCHASER'S COUNSEL" means Goodwin, Procter & Hoar LLP.

              "PURCHASER INDEMNIFIED PARTY" or "PURCHASER INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 8.1(a) hereof.

              "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement by and between the REIT and the Purchaser, as amended or supplemented from time to time in accordance with the terms thereof.

              "REIT" has the meaning ascribed thereto in the introduction hereof.

              "REIT COUNSEL" means Rogers & Wells LLP and Piper & Marbury L.L.P.

              "REIT INDEMNIFIED PARTY" has the meaning ascribed thereto in
Section 8.1(b) hereof.

              "RESTRICTED SECURITY" has the meaning ascribed thereto in Section
6.2 hereof.

              "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

              "RULE 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

              "SEC FILINGS" means official filings made by the REIT filed with the Commission in accordance with the Securities Act and the 1934 Act with respect to events occurring, or periods ending on or after December 31, 1996.

              "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

              "SHARES" has the meaning ascribed thereto in Section 1 hereof.

              "SUBSIDIARIES" means subsidiary corporations, partnerships, limited partnerships, joint ventures and limited liability companies which are directly or indirectly and wholly or majority owned by the REIT, including, unless the context requires otherwise, the Operating Partnership.

              "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Articles Supplementary, the Registration Rights Agreement, the Ownership Limit Waiver Letter, the Management Rights Letter and any and all agreements, certificates, instruments and other documents of the REIT required thereby or executed and delivered pursuant hereto.

         80   MISCELLANEOUS.

              8.1.      INDEMNIFICATION; EXPENSES, ETC.

                        (a) In addition to any and all obligations of the REIT to indemnify the Purchaser hereunder or under the other Transaction Documents, the REIT agrees, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates and the employees, officers, directors, trustees, direct and indirect partners, members, agents and investment advisors of the Purchaser and its Affiliates (individually, a "Purchaser Indemnified Party" and, collectively the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees) and reasonable expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by a Purchaser Indemnified Party in connection with or arising out of any material breach by the REIT of any warranty or representation made by the REIT in this Agreement; PROVIDED, HOWEVER, that the REIT shall not be liable for any Losses resulting from action on the part of any Purchaser Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness or willful misconduct by such Purchaser Indemnified Party. The REIT agrees as promptly as practicable to reimburse any Purchaser Indemnified Party for all such Losses as they are incurred or suffered by such Purchaser Indemnified Party following the receipt of a reasonably detailed invoice setting forth the amount of such Losses.

              Except as otherwise provided herein, the REIT agrees (for the benefit of each Purchaser) to pay, and to hold the Purchaser harmless from and against, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the REIT or the Subsidiaries, as the case may be, of this Agreement or any other Transaction Document in connection herewith or therewith in any action in which the Purchaser attempts to enforce any of the foregoing, PROVIDED, that the Purchaser shall prevail in such action.

                        (b) In addition to any and all obligations of the Purchaser to indemnify the REIT hereunder or under the other Transaction Documents, the Purchaser agrees, without limitation as to time, to indemnify and hold harmless the REIT, its Affiliates, and the employees, officers, directors, trustees, direct and indirect partners, members and agents of the REIT and its Affiliates (individually, a "REIT Indemnified Party" and collectively the "REIT Indemnified

Parties") from and against any and all Losses, incurred or suffered by a REIT Indemnified Party in connection with or arising out of any material breach by the Purchaser of any warranty or representation made by the Purchaser in this Agreement; PROVIDED, HOWEVER, that the Purchaser shall not be liable for any Losses resulting from action on the part of any REIT Indemnified Party which is determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such REIT Indemnified Party. The Purchaser agrees as promptly as practicable to reimburse any REIT Indemnified Party for all such Losses as they are incurred or suffered by such REIT Indemnified Party following the receipt of a reasonably detailed invoice setting forth the amount of such Losses.

              Except as otherwise provided herein, the Purchaser agrees (for the benefit of the REIT) to pay, and to hold the REIT harmless from and against, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Purchaser of this Agreement or any other Transaction Document in any action in which the REIT attempts to enforce any of the foregoing, PROVIDED, that the REIT shall prevail in such action.

                        (c) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party or its representative shall give prompt notice to the REIT or the Purchaser, as the case may be (each, for purposes of this Section 8.1(c), an "Indemnifying Party") of any claim or of the commencement of any proceeding against such Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Indemnifying Party, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

              8.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the REIT or the Purchaser in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the REIT, the Purchaser or on such party's behalf, the purchase of the Shares by the Purchaser under this Agreement and any disposition of or payment on the Shares. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the REIT or delivered to the REIT by or on behalf of the Purchaser pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the REIT or the Purchaser, as applicable, under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

              8.3. EXCLUSIVITY. After the Closing, to the extent permitted by law, the indemnities set forth in Section 8.1 shall be the exclusive remedies of the Purchaser Indemnified Parties and the REIT Indemnified Parties for any Losses incurred or suffered for which indemnification may be sought pursuant to
Section 8.1 and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect of such Losses for which indemnification may be sought pursuant to Section 8.1, all of which the parties hereto hereby waive.

              8.4. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and the REIT.

              8.5. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be sent by facsimile, with receipt confirmed, or delivered or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at the address set forth on the Purchaser's signature page hereto or such other address as the Purchaser shall have furnished to the REIT in writing, or (b) if to any other holder of any Shares, at such address as such other holder shall have furnished to the REIT in writing, or, until any such other holder so furnishes to the REIT an address, then to and at the address of the last holder of such Shares who has furnished an address to the REIT, or (c) if to the REIT, at the address set forth at the beginning of this Agreement, to the attention of President, or at such other address, or to the attention of such other officer, as the REIT shall have furnished to the Purchaser and each such other holder in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchaser and the REIT and supersede all prior agreements and understandings relating to the subject matter hereof, including the confidentiality agreement embodied in a letter dated August 28, 1998 by and between the REIT and AEW Capital Management, L.P., which agreement shall be terminated effective as of the Closing.

              8.6. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. Except as otherwise provided herein, the terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof.

              8.7. DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

              8.8. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to a particular party, the determination of such satisfaction shall be made by such party, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

              8.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF MARYLAND WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

              8.10. EXPENSES. The REIT will pay at the Closing (or on such later date as one or more invoices may be submitted to the REIT) the reasonable legal fees of Purchaser's Counsel incurred in connection with this Agreement and consummation of the transactions contemplated hereby; provided, that in no event shall such legal fees exceed $75,000.

              8.11. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

              8.12. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                          SECURITIES PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date first set forth above.

                                  AMERICAN REAL ESTATE
                                  INVESTMENT CORPORATION, a
                                  Maryland corporation


                                  By: /S/ TIMOTHY A. PETERSON
                                     -------------------------
                                  Name: Timothy A. Peterson
                                  Title: Senior Vice-President

                                  COPIES OF NOTICES TO:

                                  Rogers & Wells LLP
                                  200 Park Avenue
                                  New York, New York 10166
                                  Attention: Robert E. King, Jr. and
                                             Bonnie A. Barsamian
                                  Telephone:  (212) 878-8000
                                  Facsimile:  (212) 878-8375

             SECURITIES PURCHASE AGREEMENT PURCHASER SIGNATURE PAGE

Accepted and agreed as of the                 Number and Manner of Payment
date first written above:                     of Purchase Price of Shares to be
                                              Purchased:

                                              800,000 Shares of Series A
                                              Convertible Preferred Stock of
                                              American Real Estate Investment
                                              Corporation

AEW TARGETED SECURITIES FUND, L.P.

By: AEW TSF, L.L.C., its General Partner
                                              Purchase Price:  $20,000,000
By: AEW TSF, INC., its Managing Member

By: /S/ ROBERT G. GIFFORD
   ----------------------
Name: Robert G. Gifford
Title: President

Address: AEW Targeted Securities Fund, L.P.
         225 Franklin Street
         Boston, MA 02109
         Attn: AEW TSF, L.L.C.
         Telephone:  617-261-9000
         Telecopier:  617-261-9555

Nominee (name in which the Shares are to be
registered, if different than name
of Purchaser):
-------------------------------------------
(Nominee's Name)
                                              COPIES OF NOTICES TO:
Tax I.D. Number:  04-3436657                  J. Grant Monahon, Esq.
(if acquired in the name of a                 General Counsel
nominee, the taxpayer I.D.                    AEW Capital Management, Inc.
number of such nominee)                       225 Franklin Street
                                              Boston, Massachusetts  02109
                                              Telephone No.:  617-261-9000
                                              Telecopier No.:  617-261-9555

                                              and

                                              Laura Hodges Taylor, P.C.
                                              Goodwin, Procter & Hoar  LLP
                                              Exchange Place
                                              Boston, Massachusetts  02109
                                              Telephone No.:  617-570-1536
                                              Telecopier No.:  617-523-1231